   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 1997

                                                       Registration No. 33-52768
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -----------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               -----------------


                                  ENRON CORP.
             (Exact name of registrant as specified in its charter)


           OREGON                                          47-0255140
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)

                               1400 SMITH STREET
                              HOUSTON, TEXAS 77002
          (Address of principal executive offices, including zip code)
                               -----------------




                              AMENDED AND RESTATED
                          ENRON CORP. 1991 STOCK PLAN
                            (Full title of the plan)



                              REX R. ROGERS, ESQ.
                  VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
                                  ENRON CORP.
                               1400 SMITH STREET
                              HOUSTON, TEXAS 77002
                    (Name and address of agent for service)

                                 (713) 853-6161
         (Telephone number, including area code, of agent for service)

                                EXPLANATORY NOTE

            ADOPTION OF PREDECESSOR ISSUER'S REGISTRATION STATEMENT


     Effective July 1, 1997, Enron Corp. (formerly Enron Oregon Corp.), an Oregon corporation, became the successor issuer to the Common Stock of Enron Corp., a Delaware corporation. The succession transaction was a reincorporation merger (the "Reincorporation Merger") of Enron Corp., a Delaware corporation ("Old Enron"), with and into the registrant ("Enron"), which, until the Reincorporation Merger, was a wholly-owned subsidiary of Old Enron. As a result of the Reincorporation Merger, (i) each issued share of common stock, par value $.10 per share, of Old Enron was converted into one share of common stock, without par value, of the registrant, and (ii) each issued and outstanding share of Cumulative Second Preferred Convertible Stock, par value $1.00 per share, of Old Enron was converted into one share of Cumulative Second Preferred Convertible Stock, without par value, of the registrant, and (iii) each issued and outstanding share of 9.142% Perpetual Second Preferred Stock, par value $1.00 per share, of Old Enron was converted into one share of 9.142% Perpetual Second Preferred Stock, without par value, of the registrant. Immediately following the Reincorporation Merger, also on July 1, 1997, the registrant acquired Portland General Corporation ("PGC") by means of the merger of PGC with and into the registrant. Enron's Form 8-B Registration Statement filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") was declared effective on July 22, 1997.

     This Post-Effective Amendment No. 1 to Old Enron's Registration Statement on Form S-8 (Commission File No. 33-52768) is filed pursuant to Rule 414(d) under the Securities Act of 1933 (the "Securities Act"). Enron expressly adopts such Registration Statement as its own for all purposes of the Securities Act and the Exchange Act.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         Effective July 1, 1997, Enron Corp., a Delaware corporation ("Old Enron"), was reincorporated in Oregon by means of a merger with and into Enron Oregon Corp., an Oregon corporation, which changed its name to Enron Corp. upon consummation of the merger. Unless the context otherwise requires, as used herein the term "Enron" refers to Enron Corp., an Oregon corporation, and to Old Enron, its predecessor Delaware corporation.

         The following documents filed by Enron with the Commission pursuant to the Exchange Act are incorporated herein by reference:

              (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

              (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

              (c) Current Reports on Form 8-K dated July 15, 1997, August 29, 1997 and September 17, 1997; and

              (d) The description of Enron's capital stock set forth in Enron's Registration Statement on Form 8-B filed on July 2, 1997.

         The following documents filed by Old Enron with the Commission pursuant to the Exchange Act are incorporated herein by reference:

              (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

              (b) Current Report on Form 8-K dated March 17, 1997;

              (c) Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

              (d) Current Report on Form 8-K dated June 5, 1997.

         All documents filed by Enron pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Enron Charter contains provisions under which Enron will indemnify, to the fullest extent permitted by law, persons who are made a party to an action or proceeding by virtue of the fact that the individual is or was a director, officer, or, in certain circumstances, an employee or agent, of Enron or another corporation at Enron's request. The Oregon Business Corporation Act generally permits such indemnification to the extent that the individual acted in good faith and in a manner which he reasonably believed to be in the best interest of or not opposed to the corporation or, with respect to criminal matters, if the individual had no reasonable cause to believe his or her conduct was unlawful. In addition, the Enron Charter contains a provision that eliminates the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, except for liability of a director (i) for breach of the duty of loyalty, (ii) for actions or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the payment of improper dividends or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

         Enron has purchased liability insurance policies covering the directors and officers of Enron to provide protection where Enron cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based on an alleged breach of fiduciary duty or other wrongful act.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

EXHIBITS.

       *3.1   -     Amended and Restated Articles of Incorporation of Enron
                    Corp. (Annex E to the Proxy Statement/Prospectus included in Enron Corp.'s Registration Statement on Form S-4 - File
                    No. 333-13791).

       *3.2   -     Articles of Merger of Enron Oregon  Corp.,  an Oregon
                    corporation, and Enron Corp., a Delaware corporation
                    (Exhibit 3.02 to Post-Effective Amendment No. 1 to Enron
                    Corp.'s Registration Statement on Form S-3 - File No.
                    33-60417).

       *3.3   -     Articles of Merger of Enron Corp., an Oregon corporation,
                    and Portland General Corporation, an Oregon corporation
                    (Exhibit 3.03 to Post-Effective Amendment No. 1 to Enron
                    Corp.'s Registration Statement on Form S-3 - File No.
                    33-60417).

       *3.4   -     Bylaws of Enron Corp.  (Exhibit 3.04 to Post-Effective
                    Amendment No. 1 to Enron Corp.'s Registration Statement on
                    Form S-3 - File No. 33-60417).

       *4     -     Enron Corp.  1991 Stock Plan,  as amended and restated  (
                    Exhibit A to Enron Corp. Proxy Statement for 1997 Annual
                    Meeting of Stockholders).

        5     -     Opinion of James V. Derrick, Jr., Esq., Senior Vice
                    President and General Counsel of Enron Corp.

       23.1   -     Consent of Arthur Andersen LLP.

       23.2   -     Consent of DeGolyer and MacNaughton.

       23.3   -     The consent of James V. Derrick, Jr., Esq., is contained in his opinion filed as Exhibit 5 hereto.

       24     -     Powers of Attorney of certain directors of Enron Corp.
------------------------------
*  Incorporated by reference as indicated.

ITEM 9.           UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for purposes of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 22nd day of December, 1997.

                                ENRON CORP.


                                By :  /s/ RICHARD A. CAUSEY
                                      ------------------------------------------
                                      Richard A. Causey
                                      Senior Vice President and Chief Accounting
                                      and Information Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment has been signed by the following persons in the capacities indicated and on the 22nd day of December , 1997.


                  Signature                                      Title
                  ---------                                      -----

              /s/ KENNETH L. LAY                       Chairman of the Board,
             -------------------------           Chief Executive Officer and Director
                Kenneth L. Lay                       (Principal Executive Officer)


              /s/  RICHARD A. CAUSEY                   Senior Vice President and
             -------------------------         Chief Accounting and Information Officer
                Richard A. Causey                   (Principal Accounting Officer)


              /s/ ANDREW  S. FASTOW                   Senior Vice President, Finance
             -------------------------                 (Principal Financial Officer)
                Andrew S. Fastow

              ROBERT A. BELFER *                                Director
             -------------------------
               Robert A. Belfer


              NORMAN P. BLAKE, JR. *                            Director
             -------------------------
               Norman P. Blake, Jr.


              RONNIE C. CHAN *                                  Director
             -------------------------
               Ronnie C. Chan


              JOHN H. DUNCAN *                                  Director
             -------------------------
               John H. Duncan


              JOE H. FOY *                                      Director
             -------------------------
               Joe H. Foy



              WENDY L. GRAMM *                                 Director
             --------------------------
               Wendy L. Gramm


              KEN L. HARRISON *                                Director
             --------------------------
               Ken L. Harrison


              ROBERT K. JAEDICKE *                             Director
             --------------------------
               Robert K. Jaedicke


              CHARLES A. LeMAISTRE *                           Director
             --------------------------
               Charles A. LeMaistre


              JEROME J. MEYER*                                 Director
             --------------------------
               Jerome J. Meyer


              JEFFREY K. SKILLING *                     Director, President and
             --------------------------                 Chief Operating Officer
               Jeffrey K. Skilling


              JOHN A. URQUHART *                               Director
             --------------------------
               John A. Urquhart


              JOHN WAKEHAM *                                   Director
             --------------------------
               John Wakeham


              CHARLS E. WALKER *                               Director
             --------------------------
               Charls E. Walker


              BRUCE G. WILLISON *                              Director
             --------------------------
               Bruce G. Willison


              HERBERT S. WINOKUR, JR. *                        Director
             --------------------------
               Herbert S. Winokur, Jr.



*By:   /s/  PEGGY B. MENCHACA
       ------------------------
             Peggy B. Menchaca
             Attorney-in-Fact

                                 EXHIBIT INDEX



Exhibit      Description of Exhibit

*3.1    -    Amended and Restated Articles of Incorporation of Enron Corp.
             (Annex E to the Proxy Statement/Prospectus included in Enron
             Corp.'s Registration Statement on Form S-4 - File No.
             333-13791).

*3.2    -    Articles  of Merger of Enron Oregon Corp., an Oregon corporation, and Enron Corp., a Delaware corporation (Exhibit 3.02 to
             Post-Effective Amendment No. 1 to Enron Corp.'s Registration
             Statement on Form S-3 - File No. 33-60417).

*3.3    -    Articles of Merger of Enron  Corp., an Oregon corporation, and
             Portland General Corporation, an Oregon corporation (Exhibit 3.03 to Post-Effective Amendment No. 1 to Enron Corp.'s Registration
             Statement on Form S-3 - File No. 33-60417).

*3.4    -    Bylaws of Enron Corp.  (Exhibit 3.04 to Post-Effective Amendment
             No. 1 to Enron Corp.'s Registration Statement on Form S-3 - File
             No. 33-60417).

*4      -    Enron Corp.  1991 Stock Plan, as amended and restated  (Exhibit A to Enron Corp. Proxy Statement for Annual Meeting of
             Stockholders).

  5     -    Opinion of James V. Derrick, Jr., Esq., Senior Vice President and
             General Counsel of Enron Corp.

 23.1   -    Consent of Arthur Andersen LLP.

 23.2   -    Consent of DeGolyer and MacNaughton.

 23.3   -    The consent of James V. Derrick, Jr., Esq., is contained in his opinion filed as Exhibit 5 hereto.

 24     -    Powers of Attorney of certain directors of Enron Corp.
---------------------------
*  Incorporated by reference as indicated.